                             ENGINEERING ANIMATION, INC.

                           1,102,937 Shares of Common Stock

                                Underwriting Agreement


                                                               March 18, 1998

J.P. Morgan Securities Inc.
23 Wall Street
New York, New York  10015

Ladies and Gentlemen:

     The selling stockholders listed under the heading "Management Selling Stockholders" on Schedule I hereto (the "Management Selling Stockholders") and the selling stockholders listed under the heading "Non-management Selling Stockholders" on Schedule I hereto (the "Non-Management Selling Stockholders," and, together with the Management Selling Stockholders, the "Selling Stockholders") propose to sell to the several underwriters named in
Schedule II hereto (the "Underwriters"), for whom you are acting as representative (the "Representative") an aggregate of 960,000 shares of common stock, par value $.01 per share, of Engineering Animation, Inc., a Delaware corporation (the "Company") (the "Underwritten Shares"), and for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, certain of the Selling Stockholders propose to sell to the several Underwriters up to an additional 142,937 shares of common stock, par value $.01 per share, of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The shares of common stock of the Company, $.01 par value per share, are herein referred to as the "Common Stock". The Common Stock, including the Shares, will have attached thereto rights (the "Rights") to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock for a price of $50.00 per one hundredth of a share. If you are the only firm listed in Schedule II hereto, then the terms "Underwriters" and "Representative", as used herein, shall each be deemed to refer to you.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is 333-47809) on Form S-3, relating to shares of Common Stock, including the attached Rights, to be sold from time to time by certain persons, including the Selling Stockholders. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Shares. The registration statement as amended to the date of this

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                                       -2-

Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Common Stock and associated Rights is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     The Company and each Selling Stockholder hereby agree, severally and not jointly, with the Underwriters as follows:

1. Each Selling Stockholder agrees to sell to the several Underwriters as hereinafter provided the number of Underwritten Shares set forth opposite such Selling Stockholder's name in Schedule I hereto, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Selling Stockholders the Underwritten Shares at a purchase price per share (the "Purchase Price") of $43.375. In addition, each Selling Stockholder agrees to sell to the several Underwriters as hereinafter provided the number of Option Shares set forth opposite such Selling Stockholder's name in Schedule I hereto, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Selling Stockholders up to an aggregate of 142,937 Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the aggregate number of Underwritten

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                                       -3-


Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make. If any Option Shares are to be purchased, the number of Option Shares to be sold by each Selling Stockholder shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Selling Stockholders Option Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, bears to the aggregate number of Option Shares being offered by the Selling Stockholders, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make and further subject to the number of Selling Stockholders Option Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto.

     The Underwriters may exercise the option to purchase the Option Shares at any time (but no more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company and to each Selling Stockholder that is selling Option Shares. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

     2. The Company and the Selling Stockholders understand that the Underwriters intend (i) to make a public offering of the Shares as soon after this Agreement becomes effective as in the judgment of the Underwriters is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     3. Payment for the Underwritten Shares and the Option Shares, if any, shall be made to the Custodian on behalf of each Selling Stockholder or to its order, in each case, by wire transfer of immediately available funds at the office of Gardner, Carton & Douglas, 32 North Clark Street, Suite 3200, Chicago, Illinois 60610 at 9:00 A.M., Chicago time, in the case of the Underwritten Shares, on March 24, 1998, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative, the Company and the Selling Stockholders may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representative in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the Closing Date and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the Additional Closing Date. As

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                                       -4-

used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by Selling Stockholders. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of J.P. Morgan Securities, Inc., 60 Wall Street, New York, New York not later than 12:00 noon, New York time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

     4.   The Company represents and warrants to each Underwriter that:

          (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act, and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties shall not apply to any statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

          (b) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact



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                                       -5-


     or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendments or supplements thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading;

          (c) the financial statements, and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in its cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and is based upon good faith estimates and assumptions believed by the Company to be reasonable;

          (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;
     and except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

          (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

          (f) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct is business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          (g) this Agreement has been duly authorized, executed and delivered by the Company;

          (h) the authorized capital stock of the Company conforms as to legal matters to the description thereof set forth in or incorporated by reference into the Registration Statement and the Prospectus, and all of the outstanding shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders to the Underwriters hereunder, have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options;

          (i) the Rights attached to the Shares have been duly authorized and are validly issued;

          (j) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would not be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (k) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any of their respective properties is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (l) immediately after any sale of Shares by the Selling Stockholders hereunder, the aggregate number of shares of Common Stock which have been sold pursuant to the Registration Statement will not exceed the number of shares of Common Stock registered under the Registration Statement;

          (m) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

          (n) no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

          (o) except for registration rights granted pursuant to two registration rights agreements, each dated November 25, 1997, to recipients of Common Stock in connection with the acquisition by the Company of Rosetta Technologies, Inc. and Technology Company Ventures, L.L.C. and registration rights granted pursuant to a registration rights agreement, dated November 26, 1997, to recipients of Common Stock in connection with the acquisition by the Company of Cimtech, Inc., no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares;

          (p) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a any material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

          (q) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessment received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries;

          (r) the Company is not, and after completion of the sale of the Shares contemplated hereby, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

          (s)  the Shares are listed on the Nasdaq National Market.

     5. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

          (a) the execution and delivery of this Agreement, the sale of such Selling Stockholders Underwritten Shares and, if applicable, Selling Stockholders Option Shares and the performance by such Selling Stockholder of its obligations under this Agreement, and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject;

          (b) such Selling Stockholder has and will have on the Closing Date and, if applicable, the Additional Closing Date good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity other than pursuant to this Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and upon delivery of the Shares to be sold by such Selling Stockholder hereunder and payment of the Purchase Price therefor as herein contemplated, each of the Underwriters will receive good and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien security interest, encumbrance, claim or equity;

          (c) such Selling Stockholder has duly executed and delivered in the form heretofore furnished to the Underwriters a Power of Attorney with Matthew M. Rizai and Martin J. Vanderploeg, as attorneys-in-fact (each, an "Attorney-in-Fact"), and a Custody Agreement with First Chicago Trust Company of New York, as custodian (the "Custodian") and such agreements are valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms; the Attorneys-in-Fact, or either of them, are authorized to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the Purchase Price to be paid by the Underwriters to such Selling Stockholder, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement;

          (d) all authorizations, approvals and consents necessary for the execution and delivery by such Selling Stockholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement, and the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder (except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and the state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters) have been obtained and are in full force and effect; and such Selling Stockholder has the full right, power and authority to enter into this Agreement and such Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder;

          (e) all information furnished in writing to the Company by such Selling Stockholder or on such Selling Stockholder's behalf for use in connection with the preparation of the Registration Statement and Prospectus (including, without limiting the generality of the foregoing, all representations and warranties of such Selling Stockholder in the Power of Attorney and Custody Agreement) is true and correct and does not omit to state any material fact necessary to be stated therein in order to make such information not misleading;

          (f) if such Selling Stockholder is a Management Selling Stockholder, such Selling Stockholder has no reason to believe that any of the representations and warranties of the Company set forth in Section 4 of this Agreement is or will be untrue or inaccurate in any material respect;

          (g) such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder hereunder by any information concerning the Company which is not set forth in the Prospectus;

          (h) such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (i) certificates in negotiable form for all Shares to be sold hereunder by such Selling Stockholder have been placed in custody with the Custodian for the purpose of effecting delivery hereunder; and

          (j) any statements in the Registration Statement and the Prospectus, insofar as they relate to such Selling Stockholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     6. The Company covenants and agrees with the several Underwriters as follows:

          (a) to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act no later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Shares or, if applicable, such earlier time as may be required by Rule 424(b);

          (b) to deliver, at the expense of the Company, to the Representative and counsel for the Underwriters, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to furnish each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as you may reasonably request;

          (c) from the date hereof and prior to the Closing Date, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not file any such proposed amendment or supplement to which you reasonably object;

          (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the

     Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction;

          (g) to make generally available to its security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

          (h) so long as the Shares are outstanding, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (i) for a period of 90 days after the date of the initial public offering of the Shares not to (i) offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company without the prior written consent of the Representative, other than shares of common stock of the Company issued upon the exercise of options granted under existing employee stock option plans or (ii) file a registration statement with the Commission relating to shares of Common Stock of the Company issuable upon exercise or exchange of securities convertible into shares of Common Stock of the Company, in either case without the prior written consent of the Representative;

          (j) to not take, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares; and


          (k) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto),
     (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representative may designate (including reasonable fees and disbursements of counsel for the Underwriters), (iv) in connection with the listing of the Shares on any stock exchange, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc. (including the reasonable fees and disbursements of counsel for the Underwriters) and (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided.

     7. (a) Each Selling Stockholder, severally and not jointly, covenants and agrees (except that Non-Management Selling Stockholders are not covenanting or agreeing to the provisions of Section 7(a)(v)) with the several Underwriters as follows:

               (i) to cooperate to the extent necessary to cause any post-effective amendment to the Registration Statement to become effective at the earliest possible time;

              (ii) to pay all federal and other taxes, if any, on the transfer or sale of the Shares being sold by the Selling Stockholder to the Underwriters;

             (iii) to do or perform all things required to be done or performed by such Selling Stockholder prior to the Closing Date or any Additional Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares by such Selling Stockholder pursuant to this Agreement;

              (iv) not to not take, directly or indirectly, any action designed to or that might reasonably be expected to case or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares; and

               (v) to advise the Representative promptly, and if requested by any Representative, will confirm such advice in writing during any period during which an Underwriter is required to deliver a Prospectus in connection with the offering contemplated hereby, of (A) any change in the Company's general affairs, business, prospects, management, financial position, stockholders' equity or results of operations or of any change in the information relating to such Selling Stockholder, or (B) the happening of any event, which change or event makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus in order to comply with the Securities Act or any other law; and

          (b) each Management Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters for a period of 90 days after the date of the initial public offering of the Shares not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company without the prior written consent of the Representative, other than the Shares to be sold hereunder.

     8. The several obligations of the Underwriters hereunder to purchase the Underwritten Shares are subject to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions:

          (a) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information shall have been complied with to the satisfaction of the Representative;

          (b) the representations and warranties of the Company and of each Selling Stockholder contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of the Company and each Selling Stockholder shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (c) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as whole otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus; and neither the Company or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

          (d) the Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company satisfactory to the Representative to the effect set forth in subsections (a) and (b) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement;

          (e) the Representative shall have received on and as of the Closing Date a certificate of Matthew M. Rizai or Martin J. Vanderploeg, as Attorney-in-Fact for the Selling Stockholders, to the effect that the representations and warranties of each Selling Stockholder contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and each Selling Stockholder shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (f) Gardner, Carton & Douglas, special counsel for the Company, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (iii) Each of the Company's subsidiaries that is a "significant subsidiary", as such term is defined in Rule 405 under the Securities Act (each a "Subsidiary"), is validly existing as a corporation or limited liability company, as the case may be, under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct is business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock or membership interests, as the case may be, of each Subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable,

                                       17
          and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company directly or indirectly, to the knowledge of such counsel free and clear of all liens, encumbrances, security interests and claims;

               (iv) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of such counsel, threatened against the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any of their respective properties is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

               (v) this Agreement has been duly authorized, executed and delivered by the Company;

               (vi) the authorized capital stock of the Company conforms as to legal matters to the description thereof included or incorporated by reference in the Prospectus;

               (vii) the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable;

               (viii) the Rights attached to the Shares have been duly authorized and have been validly issued;

               (ix) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would not be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the

          Company and its subsidiaries taken as a whole; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties;

               (x) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

               (xi) the statements in the Prospectus under "Underwriting", and the statements contained under the captions "Item 1. Business -- Proprietary Rights," "Item 2. Description of Property," and "Item 3. Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference in the Prospectus, incorporated by reference from the Company's registration statement on Form 8-A, and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings;

               (xii) the Company is not, and after completion of the sale of the Shares contemplated hereby, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

              (xiii) such counsel (A) is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) complied as to form in all material respects with the Exchange Act, and the rules and regulations of the Commission thereunder, (B) believes that (except for the financial statements included therein as to which such counsel need express no belief) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Shares; when such part became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (C) is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act); and (D) believes that (except for the financial statements included therein as to which such counsel need express no belief) the Registration Statement and the Prospectus, on the date of this Agreement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

     In rendering such opinions, such counsel may rely (A) as to matters of law involving the application of the laws of the State of New York upon the assumption that such laws are identical to the laws of the State of Illinois;
(B) as to matters involving the application of laws other than the laws of the United States and the States of New York, Illinois and Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xiv) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

          (g) Gardner, Carton & Douglas, special counsel for the Selling Stockholders, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

               (i) this Agreement, the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their terms; and

              (ii) to the knowledge of such counsel, the Selling Stockholders have full right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to Shares which the Selling Stockholders have agreed to sell pursuant to this Agreement.

          (h) on the date of this Agreement and also on the Closing Date, Ernst & Young LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

          (i) the Representative shall have received on and as of the Closing Date an opinion of Mayer, Brown & Platt, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

          (j) on or prior to the Closing Date the Company shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

     The several obligations of the Underwriters to purchase Option Shares hereunder are subject to satisfaction of the conditions set forth in paragraphs
(a) - (k) above on and as of the Additional Closing Date, except that the certificates called for by paragraph (d) and (e) above, the opinions called for by paragraphs (f), (g) and (i) above and the third letter called for by paragraph (h) above shall be dated the Additional Closing Date.

     9. The Company and each of the Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein; PROVIDED that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Shares if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Shares to such person.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each of the Selling Stockholders and each person who controls the Company or any of the Selling Stockholders within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying
Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by a majority of the Selling Stockholders who are Indemnified Parties with respect to such action. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 9 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the

 Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares set forth opposite their names in Schedule II hereto, and not joint.

     In no event shall any Selling Stockholder's aggregate liability under this
Section 9 be greater than an amount equal to the net proceeds received by such Selling Stockholder from the sale of the Shares offered by such Selling Stockholder pursuant to this Agreement. In no event shall the trustee of any trust that is a Selling Stockholder be liable under this Section 9 solely as a result of having served as the trustee of any such trust.

     The indemnity and contribution agreements contained in this Section 9 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Selling Stockholders and (iii) acceptance of and payment for any of the Shares.

     10. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representative, by notice given to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representative, is material and adverse and which, in the reasonable judgment of the Representative, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

     If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any nondefaulting Underwriter, the Company or any Selling Stockholder. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     12. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the Selling Stockholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

     13. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     14. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10015 (facsimile: (212) 648-5830); Attention: Syndicate Department. Notices to the Company or the Selling Stockholders shall be given them at Engineering Animation, Inc., ISU Research Park, 2321 North Loop Drive, Ames, Iowa 50010 (facsimile: (515) 296-6941; Attention: Jamie A. Wade, General Counsel.

     15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                   * * *

    If the foregoing is in accordance with your understanding, please sign and return six counterparts hereof.

                         Very truly yours,

                         ENGINEERING ANIMATION, INC.


                         By:   /s/ Matthew Rizai
                               ------------------------------------
                               Name:   Matthew M. Rizai
                               Title:  Chief Executive Officer and
                                       President


                         Each of the Selling Stockholders
                         Listed on Schedule I hereto


                         By:   /s/ Matthew M. Rizai
                               ------------------------------------
                               Matthew M. Rizai
                               Attorney-in-Fact


Accepted: March 18, 1998

J.P. Morgan Securities Inc.

Acting on behalf of itself
  and the several Underwriters
  listed in Schedule II hereto.


By: /s/ David F. Bozett
   -----------------------------
Title: Vice President



                                          Number of               Number of
                                        Underwritten                Option
     Selling Stockholder                  Number of                 Shares
     -------------------                ------------              ----------
MANAGEMENT SELLING STOCKHOLDERS
Matthew M. Rizai  . . . . . . . . . . .  179,227                   71,468
Martin J. Vanderploeg . . . . . . . . .  179,226                   71,469

NON-MANAGEMENT SELLING STOCKHOLDERS

Former Cimtech Stockholders
Clark S. Gaff . . . . . . . . . . . . .    5,000
James Gordon. . . . . . . . . . . . . .    4,252
Trustees of Grinnell College. . . . . .   10,479
Iowa Seed Capital Corporation . . . . .    7,276
James D. Kilts  . . . . . . . . . . . .      273
Mid America Development Company . . . .    3,477
David Sly . . . . . . . . . . . . . . .    9,667

FORMER ROSETTA SHAREHOLDERS AND TCV MEMBERS
Thomas Aldrich . . . . . . . . . . . .     4,605
Craig W. Barry . . . . . . . . . . . .       465
Michael N. Barry . . . . . . . . . . .    26,000
Michelle J. Barry  . . . . . . . . . .       465
Terry Beyer and Anna Richardson  . . .     2,400
Bryce Bollwahn . . . . . . . . . . . .       621
Jane and Robert Chew . . . . . . . . .        76
Gary J. Collins. . . . . . . . . . . .     1,561
Cronus, Inc.. . . . . . . . . . . . . .    9,452
Claire E. Crowe . . . . . . . . . . . .    5,493
John P. Crowe . . . . . . . . . . . . .   45,915
Joseph M. Crowe . . . . . . . . . . . .    7,910
Joseph M. Crowe, Jr.  . . . . . . . . .    2,450
Martin C. Crowe . . . . . . . . . . . .    1,000
James Galloway  . . . . . . . . . . . .      154
First Trust Corporation as Trustee for
 Lawrence Guevel I.R.A. . . . . . . . .    1,500
Mary H. Guevel  . . . . . . . . . . . .      100
Kenneth Hammer  . . . . . . . . . . . .       76
Con R. Hanger and Molly McCoy . . . . .      307
Mary Patricia Hanger  . . . . . . . . .      268
First Trust Corporation as Trustee for
 William J. Harte I.R.A.  . . . . . . .    6,312



                                       -29-

Dennis M. Karchon   . . . . . . . . . .      512
James Karchon . . . . . . . . . . . . .   70,186
Jeffrey Michael Katz  . . . . . . . . .    6,000
Thomas E. Keller  . . . . . . . . . . .    1,093
Joseph T. Kelly   . . . . . . . . . . .      390
John J. Kiely . . . . . . . . . . . . .      521
Kathryn K. Koslowsky  . . . . . . . . .    3,866
Kenneth Lango . . . . . . . . . . . . .    1,988
John Mark Legg  . . . . . . . . . . . .    2,346
Carl Machover . . . . . . . . . . . . .       82
Kenneth and Catherine Martens . . . . .      100
Richard Plourde . . . . . . . . . . . .    2,329
Joe E. Poskin . . . . . . . . . . . . .    1,130
David Ramahi  . . . . . . . . . . . . .   31,041
Frederick A. Rice, Jr. Trust (UTA
 7/28/89), Frederick A. Rice, Jr.
 Trustee  . . . . . . . . . . . . . . .    2,500
Thomas Shuart . . . . . . . . . . . . .    1,082
Smith, Moore & Co. Profit Sharing A/C .    3,000
William Swank . . . . . . . . . . . . .   11,000
Robert Templin  . . . . . . . . . . . .    3,091
Arthur J. Temske, Jr. and Nancy Temske.    4,500
Kenneth Vartanian, Vice President of North
 American Sales, and Karen Vartanian  .   18,331
Kenneth Young . . . . . . . . . . . . .      745

OTHER SELLING STOCKHOLDERS
Jerome M. Behar . . . . . . . . . . . .    2,000
Michael J. Jablo  . . . . . . . . . . .    7,500
Patricia F. Johnson . . . . . . . . . .    6,000
Laurence J. Kirschbaum  . . . . . . . .    1,500
Guido T. Persch . . . . . . . . . . . .    4,660
James L. Ryan . . . . . . . . . . . . .    3,000
Adrian Sannier  . . . . . . . . . . . .    7,500
Jay E. Shannan  . . . . . . . . . . . .   77,556
Jeff D. Trom  . . . . . . . . . . . . .  168,444
                                         -------                   ---------
               Total...................  960,000                    142,937
                                         =======                   =========



                                       -30-

                                                           SCHEDULE II

                                           Number of
                                             Shares
                                              To Be
Underwriter                                Purchased
-----------                                ---------



J.P. Morgan Securities Inc. ............... 1,102,937
                                           ----------
     Total................................. 1,102,937
                                           ==========
